UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2009

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement.

Issuance of Senior Subordinated Notes

On November 5, 2009, Scientific Games International, Inc. (“SGI”), a direct wholly owned subsidiary of Scientific Games Corporation (the “Company”), issued an additional $125 million in aggregate principal amount of its 9.25% Senior Subordinated Notes due 2019 (the “Notes”) at an issue price of 101.5% of the principal amount thereof.  The Notes will be equal in right of payment with, of the same series as, and vote as a single class on any matter submitted to the holders of, SGI’s existing $225 million aggregate principal amount of 9.25% Senior Subordinated Notes due 2019.  The Notes were issued in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of May 21, 2009 (the “Indenture”), among SGI, as issuer, the Company, as a guarantor, the Company’s subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.   Additional information regarding the terms of the Notes and the Indenture is disclosed in Item 1.01 of the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2009, which is incorporated herein by reference (and which is qualified in its entirety by the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to such Form 8-K).

Registration Rights Agreement

In connection with the issuance of the Notes, SGI, the Company, the Company’s subsidiary guarantors party thereto and J.P. Morgan Securities Inc. (“J.P. Morgan”), Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several initial purchasers named therein, entered into a registration rights agreement, dated November 5, 2009 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, SGI and the guarantors agreed, for the benefit of the holders of the Notes, that they will file with the SEC within 180 days after the date the Notes are issued, and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit SGI to effect the exchange offer, SGI and the guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement.

If the exchange offer registration statement is not filed within 180 days after the date the Notes are issued, or the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before August 2, 2010 (subject to the right of the Company to extend such date by up to 90 additional days under customary “blackout” provisions if the Company determines in good faith that it is in possession of material, non-public information), the annual interest rate borne by the Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the Notes were originally issued.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 4.1.

Certain of the initial purchasers party to the Registration Rights Agreement have relationships with, or have entered into other transactions with, the Company. J.P. Morgan is a joint lead arranger and its affiliate, JPMorgan Chase Bank, N.A. (“JPMCB”), is the administrative agent and a lender under the credit agreement SGI and the Company entered into in June 2008 (which was amended in March 27, 2009, September 30, 2009 and October 13, 2009).  Banc of America Securities LLC is a joint lead arranger and its affiliate, Bank of America, N.A., is co-syndication agent and a lender under the credit agreement.  HSBC Securities (USA) Inc., ING Financial Markets LLC, Mitsubishi UFJ Securities (USA), Inc., Sumitomo Mitsui Banking Corporation, Scotia Capital (USA) Inc. (which is affiliated with the trustee under the Indenture) and UniCredit Capital Markets, Inc., or their affiliates, are lenders (and, in the case of ING Financial Markets LLC and Mitsubishi UFJ Securities (USA), Inc., co-documentation agents) under that credit agreement. Daiwa Securities America Inc. (“DSA”) has entered into an agreement with SMBC Securities, Inc. (“SMBCSI”), an affiliate of Sumitomo Mitsui Banking Corporation, pursuant to which SMBCSI provides certain advisory and/or other services to DSA, including services with respect to this offering. In return for the provision of such services by SMBCSI to DSA, DSA will pay to SMBCSI a mutually agreed-upon fee. Peter A. Cohen, a director of the Company, is the Chairman and Chief Executive Officer of Cowen Group, Inc., an affiliate of Cowen and Company, LLC, one of the initial purchasers of the Notes. Joseph R. Wright, the Company’s Chief Executive Officer, serves as a director of Cowen Group, Inc. Gleacher Partners LLC, an affiliate of Broadpoint Capital, Inc., one of the initial purchasers of the Notes, is acting as financial advisor to the Company in connection with the Company’s previously announced review of strategic alternatives for the Company’s pari-mutuel wagering technology and venue management businesses.  SGI has entered into a commitment letter with J.P. Morgan and JPMCB, pursuant to which JPMCB has committed, subject to certain conditions, to provide up to $75 million in the aggregate of senior secured term loans under one or more incremental term loan facilities pursuant to SGI’s existing credit agreement.The Company is party to convertible bond hedges and warrant option transactions with JPMCB designed to mitigate the potential dilution upon conversion of the Company’s 0.75% Convertible Senior Subordinated Debentures due 2024 . During the term of the bond hedges (which expire no later than June 1, 2010), the sellers of the options will deliver to the Company upon the Company’s exercise of such options after a conversion of such convertible debentures a number of shares of common stock based on the extent to which the then market price of the Company’s Class A common stock exceeds $29.10 per share. The options provide for net share settlement upon exercise. Additional information regarding such transactions was previously disclosed in Item 3.02 of the Company’s Form 8-K filed with the SEC on December 30, 2004, which is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1

Registration Rights Agreement, dated November 5, 2009, among SGI, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name:	Jeffrey S. Lipkin
Title:	Vice President and Chief Financial Officer

Date:  November 12, 2009

Exhibit Index

Exhibit No.	Description

4.1

Registration Rights Agreement, dated November 5, 2009, among SGI, the Company, the subsidiary guarantors party thereto, and J.P. Morgan, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers named therein.